UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida 32801 (Address of Principal Executive Offices; Zip Code) Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 30, 2013, CNL Growth Properties, Inc. (the “Company”), CNL Securities Corp. (the “Dealer Manager”), CNL Global Growth Advisors, LLC (the “Advisor”) and CNL Financial Group, LLC (the “Sponsor”) entered into a Selected Dealer Agreement (the “Selected Dealer Agreement”) with Ameriprise Financial Services, Inc. (“Ameriprise”) pursuant to which Ameriprise has been appointed as a selected dealer to solicit subscriptions, on a “best efforts basis,” for shares of the Company’s common stock (the “Shares”) in connection with the Company’s public offering of up to $200,000,000 Shares, which offering commenced on August 19, 2013 (the “Offering”). The Dealer Manager, the Advisor and the Sponsor are affiliated entities of the Company. Ameriprise is not affiliated with the Company, the Dealer Manager, the Advisor or the Sponsor.

Pursuant to the terms of the Selected Dealer Agreement, the Dealer Manager generally will (i) pay Ameriprise a selling commission equal to seven percent (7.0%) of the price of each Share for which a sale is completed with respect to Shares offered and sold by Ameriprise (excluding Shares sold pursuant to the Company’s distribution reinvestment plan (“DRP”)); provided, however, that such selling commission shall be reduced with respect to certain volume sales of Shares to a single purchaser; (ii) re-allow to Ameriprise a marketing fee of up to one and one-half percent (1.5%) of the full price of each Share sold by Ameriprise (excluding Shares sold pursuant to the DRP); provided, however, that no marketing fee shall be paid to Ameriprise if the aggregate underwriting compensation to be paid to all parties in connection with the Offering exceeds the limitations prescribed by the Financial Industry Regulatory Authority, Inc. (“FINRA”); and (iii) reimburse Ameriprise for its actual out-of-pocket bona fide expenses incurred in connection with Ameriprise’s due diligence investigation of the Company or the Offering, subject to certain limitations and to all applicable FINRA rules and regulations.

Subject to certain limitations set forth in the Selected Dealer Agreement, each of the Company, the Dealer Manager, the Advisor and the Sponsor, jointly and severally, agree to indemnify, defend and hold harmless Ameriprise and each person, if any, who controls Ameriprise within the meaning of Section 15 of the Securities Act of 1933, as amended, and any of their respective officers, directors, employees and agents from and against any and all losses, liability, claims, damages and expenses caused by (i) certain untrue statements and alleged untrue statements, omissions or alleged omissions of a material fact made in connection with the Offering, in certain Securities and Exchange Commission or state securities law filings, or in supplemental sales literature approved by the Company for use by Ameriprise; (ii) any communication regarding the valuation of the Shares provided by or on behalf of the Company; or (iii) the breach by the Company, the Dealer Manager, the Advisor or the Sponsor, or any employee or agent acting on their behalf of any of the representations, warranties, covenants, terms and conditions of the Selected Dealer Agreement.

Cautionary Note Regarding Forward-Looking Statements

Statements herein that are not statements of historical fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. For information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, copies of which may be obtained from the Company’s website at http://www.cnlgrowthproperties.com. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2013		CNL GROWTH PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Scott C. Hall
Senior Vice President of Operations